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EMBRAER REPORTS THIRD-QUARTER 2004 DELIVERIES AND ANNOUNCES NEW 2004 AND 2005
DELIVERY FORECASTS

Sao Jose dos Campos, October 20, 2004 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE:
ERJ) today announced its third-quarter 2004 deliveries for the Airline, Corporate and Defense markets.

Deliveries by segment were as follows:

--------------------------------------------------------------------------------
         Deliveries by Segment              3rd Quarter              YTD
                                                2004                2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Airline Market
--------------------------------------------------------------------------------
    ERJ 145                                      25                  64
--------------------------------------------------------------------------------
    EMBRAER 170                                  13                  36
--------------------------------------------------------------------------------
Total Airline Market                             38                  100
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Corporate Market
--------------------------------------------------------------------------------
    Legacy                                       2                    5
--------------------------------------------------------------------------------
Total Corporate Market                           2                    5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Defense (*)
--------------------------------------------------------------------------------
    EMB 145                                      0                    1
--------------------------------------------------------------------------------
Total Defense Market                             0                    1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                            40                  106
--------------------------------------------------------------------------------
(*)Includes only deliveries for government authority transportation.

On September 12, 2004 North American airline US Airways filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. US Airways signed a contract in May 2003 for the purchase of 85 EMBRAER 170 aircraft.

Embraer had delivered 22 EMBRAER 170 aircraft to US Airways by September 13, 2004. These deliveries have been temporarily suspended until the airline's situation becomes clear.

After the end of the quarter, American Eagle reached a tentative agreement with Embraer to cancel its last 18 ERJ 145 regional jet aircraft deliveries, which were planned to go from July 2005 to February 2006.


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The third quarter of 2004 was marked by the signature by Air Canada of a purchase agreement containing 45 firm orders and 45 options for the EMBRAER 190 aircraft. This announcement confirmed the commercial proposal signed by Air Canada in December 2003 and allowed Embraer to add 45 new firm orders and 45 options to its orderbook.

In light of the above described scenario, Embraer is revising its total deliveries forecasted for the years 2004 and 2005, which change to 145 aircraft for both years.

As of September 30, 2004, Embraer's total firm order backlog, including the Airline, Corporate and Defense markets totaled US$ 11.0 billion. The backlog including options reached US$ 29.5 billion. As the American Eagle agreement has not been finalized, it is not reflected in Embraer's third-quarter orderbook.

Embraer's Airline Market order book by product in September 30, 2004, was as follows:

-------------------------------------------------------------------------------------------------------

                     Product                        Firm       Options    Deliveries     Firm Order
                                                   Orders                                 Backlog
-------------------------------------------------------------------------------------------------------
Commercial Airline Market
-------------------------------------------------------------------------------------------------------
ERJ 145 Family
-------------------------------------------------------------------------------------------------------
    ERJ 135                                          124          3           105            19
-------------------------------------------------------------------------------------------------------
    ERJ 140                                          94          20           74             20
-------------------------------------------------------------------------------------------------------
    ERJ 145                                          704         408          595           109
-------------------------------------------------------------------------------------------------------
Total ERJ 145 Family                                 922         431          774           148
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
EMBRAER 170/190 Family
-------------------------------------------------------------------------------------------------------
    EMBRAER 170                                      155         148          36            119
-------------------------------------------------------------------------------------------------------
    EMBRAER 190                                      155         215           -            155
-------------------------------------------------------------------------------------------------------
    EMBRAER 195                                      15          20            -             15
-------------------------------------------------------------------------------------------------------
 Total EMBRAER 170/190                               325         383          36            289
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 Total Commercial Airline Market                    1,247        814          810           437
-------------------------------------------------------------------------------------------------------

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Embraer Image Gallery
---------------------

You can download images of Embraer products in different resolutions, accessing directly the Embraer Image Gallery at http://www.embraer.com.


Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is the world's leading manufacturer of Commercial jets up to 110 seats with 35 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, Defense and Corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in Australia, China, France, Singapore and the United States. Embraer is among Brazil's leading exporting companies. As of September 30, 2004 Embraer had a total workforce of 14,541 people, and its firm order backlog totaled US$ 11.0 billion.

IR Contacts
-----------

Anna Cecilia Bettencourt
Daniel Bicudo
Milene Petrelluzzi
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br


--------------------------------------------------------------------------------
This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations.
The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
Press        Headquarters                  North America            Europe, Middle East
offices      Rosana Dias:                  Doug Oliver:             and Africa
             rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
             Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
             Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0) 1 49 38 44 55
             Fax: + 55 12 3927 2411        Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                    Fax: + 33 (0) 1 49 38 44 56
                                           Andrea Bottcher:
                                           abottcher@embraer.com    Catherine Fracchia
                                           Phone: +1 954 359 3432   cfracchia@embraer.fr
                                           Cell: +1 954 439 1830    Phone: +33 (0) 1 49 38 45 30

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Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                               September 30, 2004

----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
ERJ 135                                                          124            105             19
----------------------------------------------------------------------------------------------------
American Eagle                         USA                        40             40              -
British Midland                        United Kingdom              4              2              2
City Airline AB                        Sweden                      2              2              -
Continental                            USA                        30             30              -
Flandair                               France                      3              3              -
Jet Magic                              Ireland                     1              1              -
Luxair                                 Luxembourg                  2              -              2
Pan Europeenne                         France                      1              1              -
Proteus                                France                      3              3              -
Regional Airlines                      France                      3              3              -
Republic Airways                       USA                        15             15              -
South Africa Airlink                   South Africa               20              5             15
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
ERJ 140                                                           94             74             20
----------------------------------------------------------------------------------------------------
American Eagle                         USA                        59             59              -
Midwest                                USA                        20              -             20
Republic Airways                       USA                        15             15              -
----------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
ERJ 145                                                          704            595            109
----------------------------------------------------------------------------------------------------
Aerolitoral                            Mexico                      5              3              2
Air Caraibes                           Guadeloupe                  2              2              -
Alitalia                               Italy                      14             14              -
American Eagle                         USA                       136             88             48
Axon                                   Greece                      3              3              -
British Midland                        United Kingdom             11              9              2
British Regional Airlines              United Kingdom             23             23              -
Brymon                                 United Kingdom              7              7              -
China Southern                         China                       6              3              3
Cirrus                                 Germany                     1              1              -
Continental                            USA                       245            211             34
ERA                                    Spain                       2              2              -
Flandre Air                            France                      7              5              2
GECAS                                  Thailand                    2              2              -
KLM EXEL                               Holland                     2              2              -
Lot                                    Poland                     14             14              -
Luxair                                 Luxembourg                  9              9              -
Mesa                                   USA                        36             36              -
Portugalia                             Portugal                    8              8              -
Proteus                                France                     11              8              3
Regional Airlines                      France                     17             14              3
Republic Airways                       USA                        68             56             12
Rheintalflug                           Austria                     3              3              -
Rio Sul                                Brazil                     16             16              -
Sichuan                                China                       5              5              -
Skyways                                Sweden                      4              4              -
Swiss                                  Switzerland                25             25              -
Transtates                             USA                        22             22              -
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
Embraer 170                                                      155             36            119
----------------------------------------------------------------------------------------------------
Aircaraibes                            Guadeloupe                  2              -              2
Alitalia                               Italy                       6              6              -
Cirrus                                 Germany                     1              -              1
Finnair                                Finland                    12              -             12
Gecas                                  USA                         5              4              1
Lot Polish                             Poland                      6              2              4
Republic Airline                       USA                        23              2             21
Swiss                                  Switzerland                15              -             15
US Airways                             USA                        85             22             63
----------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
Embraer 190                                                      155              -            155
----------------------------------------------------------------------------------------------------
Air Canada                             Canada                     45              -             45
Jet Blue                               USA                       100              -            100
Copa                                   Panama                     10              -             10
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                          Firm Order
         Program / Customer                Country         Firm Orders     Deliveries       Backlog
----------------------------------------------------------------------------------------------------
Embraer 195                                                       15              -             15
----------------------------------------------------------------------------------------------------
Swiss                                  Switzerland                15              -             15
----------------------------------------------------------------------------------------------------